As filed with the Securities and Exchange Commission on October 3, 2008
Registration No. 333-137341

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EOG Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-0684736
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification
or organization)	Number)
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(713) 651-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick J. Plaeger, II
Senior Vice President and General Counsel
EOG Resources, Inc.
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
Telephone: (713) 651-7000
Facsimile: (713) 651-6987
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Arthur H. Rogers
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, TX 77010
Telephone: (713) 651-5421
Facsimile: (713) 651-5246
     Approximate Date of Commencement of Proposed Sale to the Public: Not applicable. Termination of registration statement and deregistration of related securities that were not sold pursuant to the registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Termination of Registration Statement and Deregistration of Securities
     On September 15, 2006, EOG Resources, Inc., a Delaware corporation (EOG), filed an automatic shelf registration statement on Form S-3, Registration No. 333-137341 (Existing Registration Statement), with the Securities and Exchange Commission (Commission), which was deemed effective upon filing. The Existing Registration Statement registered the offer and sale by EOG and/or certain selling stockholders of debt securities, preferred stock and common stock of EOG with an aggregate initial offering price not to exceed $688,237,500 (Registered Securities).
     On September 10, 2007, EOG sold $600,000,000 aggregate principal amount of its 5.875% Senior Notes due 2017 pursuant to the Existing Registration Statement and a prospectus supplement filed with the Commission on September 7, 2007. EOG has decided to terminate the offering with respect to the remaining $88,237,500 of the Registered Securities that are registered under the Existing Registration Statement. Pursuant to the undertaking contained in the Existing Registration Statement, EOG files this post-effective amendment to the Existing Registration Statement to remove from registration any remaining unsold amounts of the Registered Securities.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. Exhibits

Exhibit
Number		Description

*24.2	—	Power of Attorney of James C. Day

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 1, 2008.

EOG RESOURCES, INC.

By:	/s/ TIMOTHY K. DRIGGERS

Timothy K. Driggers
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2008.

Signature	Title

/s/ MARK G. PAPA (Mark G. Papa)	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director

/s/ TIMOTHY K. DRIGGERS (Timothy K. Driggers)	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*	Director
(George A. Alcorn)

*	Director
(Charles R. Crisp)

*	Director
(James C. Day)

*	Director
(H. Leighton Steward)

*	Director
(Donald F. Textor)

II-4

Signature	Title

*	Director
(Frank G. Wisner)

*By:	/s/ PATRICIA L. EDWARDS
Patricia L. Edwards
Attorney-in-Fact
for persons indicated

INDEX TO EXHIBITS

Exhibit
Number		Description

*24.2	—	Power of Attorney of James C. Day

*	Filed herewith.